As filed with the Securities and Exchange Commission on June 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700
(Address and telephone number of registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: President (215) 382-9000	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Ordinary Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	2,000,000	$3.425	$6,850,000	$383.00

(1)
All of the ordinary shares offered hereby are for the account of a selling stockholder.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for the ordinary shares on June 10, 2009, as reported on the Nasdaq Global Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed.  The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2009

2,000,000 Ordinary Shares

ROSETTA GENOMICS LTD.
_______________________

This prospectus relates to the disposition from time to time by the selling shareholder named in this prospectus, or its pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement, of up to 2,000,000 of our ordinary shares. The selling shareholder acquired the ordinary shares that are being registered hereby in a private transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, on April 27, 2009.

Our ordinary shares are currently listed on the Nasdaq Global Market under the symbol “ROSG.”  On June 11, 2009, the last reported sale price of our ordinary shares was $3.508 per share.

The selling shareholder may offer and sell any of the ordinary shares from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholder.  We will pay all registration expenses to be incurred in connection with this offering, other than fees and expenses, if any, of counsel or other advisors to the selling shareholder or underwriting discounts, brokerage fees and commissions incurred by the selling shareholder, if any, in connection with an underwritten offering of the shares.
_______________________

AN INVESTMENT IN OUR ORDINARY SHARES INVOLVES RISKS.  SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2.
_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is                                 , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the selling shareholder named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being offered by the selling shareholder and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”  You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus.  The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference.  You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our ordinary shares.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. microRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a CLIA-certified laboratory in Philadelphia, which enables us to develop and validate our own diagnostic tests applying our microRNA technology and to offer diagnostic testing services.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

•	miRviewTM mets: For identification of the origin of the primary tumor of metastases;

•	miRviewTM squamous: For differentiating squamous from non squamous non-small cell lung cancer; and

•	miRviewTM meso: For differentiating mesothelioma from other carcinomas in the lung and pleura.

In April 2009, we entered into a license and collaboration agreement with Prometheus Laboratories Inc. pursuant to which Prometheus has the exclusive right to commercialize these tests in the United States.  In addition, in December 2008, we entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which Teva has the exclusive right to distribute these tests in Turkey and Israel.

Beyond these three commercialized tests, we are focusing on the development of minimally/non-invasive, blood or serum-based tests, which we believe have the potential for greater acceptance by healthcare professionals. We believe that the sensitive and specific methods we have developed to extract and profile the expression of microRNAs in serum and plasma will enable the development of minimally/non-invasive, blood or serum-based molecular diagnostics tests. We are currently focusing substantially all of our research and development efforts on the development of a minimally-invasive, blood-based colon cancer screening test.  If we are successful in developing this test, we expect that it could be launched in late 2009 or early 2010 as a laboratory developed test, or LDT, by our CLIA-certified laboratory in Philadelphia.

In addition, microRNAs also represent potential targets for the development of novel drugs. We are currently working with Regulus Inc. on the development of a therapeutic for the treatment of liver cancer based on inhibiting a microRNA. We have identified a microRNA target, and have shown in in-vivo studies that inhibiting this microRNA significantly reduces tumor growth. We are currently conducting further in-vivo studies.

Corporate Information

We were incorporated in Israel on March 9, 2000. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., a Delaware corporation, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

The Offering

Securities offered by the selling shareholder	Up to 2,000,000 of our ordinary shares.

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares offered by this prospectus.

Nasdaq Global Market Symbol	ROSG

RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2007 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the our capitalization and indebtedness as of March 31, 2009 (unaudited) on an actual basis and on an as adjusted basis to give effect to the issuance of 2,000,000 ordinary shares to the selling shareholder on April 27, 2009 (not including transaction expenses in the amount of approximately $220,000).

	As of March 31, 2009
	Actual	As Adjusted
	(in thousands, except share and per share data)
Debt:
Current maturities of capital lease and long-term bank loan	$69	$69
Long-term bank loan and capital lease	37	37
Convertible Loan	1,500	1,500
Total debt	1,606	1,606

Shareholders’ equity:
Ordinary shares of NIS 0.01 par value; 17,578,370 authorized, 12,369,814 shares issued and 12,174,443 shares outstanding, actual as of March 31, 2009; 17,578,370 authorized, 14,369,814 shares issued and 14,174,443 shares outstanding, as adjusted	34	39
Additional paid in capital	61,295	67,590
Other comprehensive income	1	1
Deficit accumulated during the development stage	(48,574)	(48,574)
Total shareholders’ equity	12,756	19,056
Total capitalization and indebtedness	$14,362	$20,662

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on the Nasdaq Global Market on February 27, 2007 under the symbol “ROSG.” Prior to that time, there was no established public trading market for our ordinary shares. The high and low sales prices per share on the Nasdaq Global Market for the periods indicated are set forth below:

Year Ended	High	Low
December 31, 2007	$10.33	$4.75
December 31, 2008	$6.25	$1.08

Quarter Ended
March 31, 2007	$10.33	$6.20
June 30, 2007	$8.94	$6.30
September 30, 2007	$7.90	$4.95
December 31, 2007	$7.00	$4.75
March 31, 2008	$6.25	$3.41
June 30, 2008	$5.44	$4.00
September 30, 2008	$5.07	$2.46
December 31, 2008	$3.00	$1.08
March 31, 2009	$3.80	$1.18

Month Ended
December 31, 2008	$2.51	$1.08
January 31, 2009	$3.11	$1.18
February 28, 2009	$3.80	$2.47
March 31, 2009	$3.07	$2.04
April 30, 2009	$3.80	$2.69
May 31, 2009	$3.69	$2.91

REASONS FOR THE OFFER AND USE OF PROCEEDS

The ordinary shares being offered by this prospectus are solely for the account of the selling shareholder. We will not receive any proceeds from the sale of these shares by the selling shareholder. We will pay all registration expenses to be incurred in connection with this offering, other than fees and expenses, if any, of counsel or other advisors to the selling shareholder or underwriting discounts, brokerage fees and commissions incurred by the selling shareholder, if any, in connection with an underwritten offering of the shares.

SELLING SHAREHOLDER

This prospectus relates to the disposition from time to time of up to 2,000,000 of our ordinary shares held by the selling shareholder named below.  These shares were issued to the selling shareholder on April 27, 2009 pursuant to a Stock Purchase Agreement, dated April 10, 2009, for an aggregate purchase price of $8,000,000.  Under the stock purchase agreement, we also agreed to register the resale of the ordinary shares that were issued pursuant to that agreement.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our ordinary shares by the selling shareholder as of June 1, 2009. As of June 1, 2009, we had 14,174,443 ordinary shares outstanding. The information is based in part on information provided by or on behalf of the selling shareholder.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling shareholder has the right to acquire beneficial ownership within sixty (60) days after June 1, 2009.  Unless otherwise indicated below, the selling shareholder has sole voting and investment power with respect to the shares.

	Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary	Ordinary Shares Beneficially Owned Following the Offering (1)
Name	Number of Shares	Percent (%)	Shares Offered Hereby	Number of Shares	Percent (%)
Prometheus Laboratories Inc. 9410 Carroll Park Drive San Diego, CA 92121	2,000,000	14.1%	2,000,000	0	-
___________
(1)
We do not know when or in what amounts the selling shareholder may offer shares for sale. The selling shareholder might not sell a portion or all of the shares offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholder.

PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares. We will make copies of this prospectus available to the selling shareholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Yigal Arnon & Co., Jerusalem, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. at December 31, 2007 and 2008, for the three years in the period ended December 31, 2008 and for the period from March 9, 2000 (date of inception) to December 31, 2008, incorporated in this prospectus by reference to the Report on Form 6-K filed with the SEC on June 11, 2009, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

Except as set forth below or as otherwise described in our Reports on Form 6-K filed under the Exchange Act and incorporated by reference herein, no reportable material changes have occurred since December 31, 2008.

On May 18, 2009, we sold our wholly owned subsidiary, Parkway Clinical Laboratories, for a purchase price of up to $2,500,000 to be paid as a fixed percentage of revenues (15%) over six years. As a result of this transaction, we expect to record a loss in the second quarter of 2009, in the amount of approximately $2,250,000 since future proceeds are contingent upon Parkway’s revenues. The following tables reflect certain unaudited pro forma condensed consolidated financial information.  The unaudited pro forma condensed consolidated balance sheets as of March 31, 2009 and as of December 31, 2008 were prepared assuming the sale of Parkway occurred as of March 31, 2009 and as of December 31, 2008, respectively.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2009 and for the year ended December 31, 2008 were prepared assuming the sale of Parkway occurred as of January 1, 2009 and as of the acquisition date, respectively. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and related notes and is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of Parkway had occurred on the dates indicated or the expected financial position or results of operations of Rosetta in the future.

Unaudited Pro Forma Condensed Consolidated Balance Sheets
(in thousands)

	As of March 31, 2009
Unaudited Pro Forma Condensed Balance Sheet Data:	Historical	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents, short-term bank deposit, marketable securities	$13,055	$87	$13,142
Working capital	(1,507)	99	(1,408)
Total assets	17,723	(2,575)	15,148
Deficit accumulated during the development stage	(48,574)	(1,665)	(50,239)
Total shareholders' equity	12,756	(1,685)	11,071

	As of December 31, 2008
Unaudited Pro Forma Condensed Balance Sheet Data:	Historical	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents, short-term bank deposit, marketable securities	$15,720	$16	$15,736
Working capital	(1,580)	(6)	(1,586)
Total assets	20,145	(2,743)	17,402
Deficit accumulated during the development stage	(44,955)	(1,903)	(46,858)
Total shareholders' equity	16,100	(1,945)	14,155

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended March 31, 2009
Unaudited Pro Forma Condensed Statement of Operations Data:	Historical	Pro Forma Adjustments	Pro Forma

Revenues	$654	$(638)	$16
Cost of revenues	552	(413)	139
Research and development, net	1,685	(31)	1,654
Marketing and business development	986	(165)	821
General and administrative	1,085	(335)	750
Operating loss	3,654	(306)	3,348
Financial income, net	12	-	12
Other expenses	-	1,948	1,948
Losses before taxes on income	3,642	1,642	5,284
Taxes on income	(23)	23	-
Net loss	3,619	1,665	5,284

Basic and diluted net loss per Ordinary share	$0.30	$0.13	$0.43

Weighted average number of Ordinary shares used to compute pro forma basic and diluted net loss per Ordinary share	12,172,295	-	12,172,295

	Year Ended December 31, 2008
Unaudited Pro Forma Condensed Statement of Operations Data:	Historical	Pro Forma Adjustments	Pro Forma

Revenues	$1,511	$(1,511)	$-
Cost of revenues	774	(774)	-
Research and development, net	8,705	(163)	8,542
Marketing and business development	2,368	(396)	1,972
General and administrative	3,703	(517)	3,186
Goodwill impairment	850	(850)	-
Operating loss	14,889	(1,189)	13,700
Financial income, net	5,449	-	5,449
Other expenses	-	3,115	3,115
Losses before taxes on income	9,440	1,926	11,366
Taxes on income	23	(23)	-
Net loss	9,463	1,903	11,366

Basic and diluted net loss per ordinary share	$0.79	$0.15	$0.94

Weighted average number of ordinary shares used to compute pro forma basic and diluted net loss per Ordinary share	12,038,295	-	12,038,295

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$383.00
Legal fees and expenses*	10,000.00
Accounting fees and expenses*	10,000.00
Miscellaneous*	2,617.00
Total*	$23,000.00
__________
*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2007, filed on June 26, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on May 28, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on July 29, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on August 19, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on November 12, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on December 11, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on December 11, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on December 29, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on March 31, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on April 14, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on May 4, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on May 26, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on June 11, 2009 (File No. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Tami Fishman Jutkowitz
General Counsel
Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the foreign court is not prohibited by law from enforcing judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel.

We have irrevocably appointed our wholly-owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association. Our articles of association contain such an authorization. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on or incurred by him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria. In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) either (A) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (B) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care to the company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine levied against the office holder.

Under the Israeli Companies Law, 5759-1999, or the Companies Law, exculpation, indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in respect of our directors, by our shareholders.

Our articles of association allow us to indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this offering, no claims for directors and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought.

We have entered into agreements with each of our directors and certain executive officers undertaking to indemnify them to the fullest extent permitted by law, including with respect to liabilities resulting from this offering. This indemnification will be limited to events determined as foreseeable by the board of directors based on the company’s activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

Item 9.  Exhibits

Exhibit Number	Description of Document
4.1	Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

5.1	Opinion of Yigal Arnon & Co.

10.1
Stock Purchase Agreement by and between Prometheus Laboratories Inc. and Rosetta Genomics Ltd., dated April 10, 2009 (Filed as Exhibit 99.2 to the Registrant’s Report on Form 6-K filed on April 14, 2009 (File No. 001-33042) and incorporated herein by reference).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Yigal Arnon & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

Item 10.  Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on June 11, 2009.

ROSETTA GENOMICS LTD.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Amir Avniel and Tami Fishman Jutkowitz, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following  persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Amir Avniel	Chief Executive Officer and President	June 11, 2009
Amir Avniel	(principal executive officer)

/s/ Limor Zur Stoller	Vice President Finance	June 11, 2009
Limor Zur Stoller	(principal financial and accounting officer)

/s/ Yoav Chelouche	Chairman of the Board	June 11, 2009
Yoav Chelouche
Director
Isaac Bentwich, M.D.

/s/ Gerald Dogon	Director	June 11, 2009
Gerald Dogon

/s/ Moshe Many	Director	June 11, 2009
Prof. Moshe Many, M.D.

/s/ Joshua Rosensweig	Director	June 11, 2009
Joshua Rosensweig

/s/ Simcha Sadan	Director	June 11, 2009
Simcha Sadan, Ph.D.

/s/ Tali Yaron Eldar	Director	June 11, 2009
Tali Yaron-Eldar

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on June 11, 2009.

ROSETTA GENOMICS INC.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and President